UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 3, 2012

MMRGLOBAL, INC.
 (Exact Name of Registrant as Specified in Charter)

DELAWARE	000-51134	33-0892797
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 WILSHIRE BLVD., SUITE 200 LOS ANGELES, CA 90010
(Address of Principal Executive Offices) (Zip Code)

(310) 476-7002
 (Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

Receipt of Notice of Allowance

On October 3, 2012, MMRGlobal, Inc. (the "Company") received a Notice of Allowance, U.S. Serial No. 13/352,026 (the "NOA"), from the United States Patent and Trademark Office which continues to expand MMR's "Method and System for Providing Online Medical Records" patent portfolio to cover the exchange of protected health information to and from patients, doctors, pharmacies, insurance providers and other health care professionals in various forms, including, but not limited to, email, text, phone, facsimile and web-based portal. The patent portfolio is believed to be relevant to virtually all providers of online medical records and all transmitters of electronic health records in that it will limit their ability to communicate protected health information without potentially infringing.

Licensing and Enforcement Strategy

As a result, the Company has initiated an aggressive licensing and enforcement campaign through its patent litigation counsel, Liner Grode Stein Yankelevitz Sunshine Regenstreif & Taylor LLP ("Liner"), and Liner has already begun contacting physicians, hospitals, pharmacies and others who use or market methods and systems of providing personal health records to patients or healthcare professionals. Such potential infringers will have the option to negotiate a license for the use of MMR's intellectual property and/or products and services, or face potential infringement and enforcement actions brought by Liner on behalf of the Company.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MMRGLOBAL, INC.
October 9, 2012	By: /s/ Robert H. Lorsch Robert H. Lorsch Chief Executive Officer